REVISED EXHIBIT A

TO THE DISTRIBUTION PLAN OF THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (FORMALLY USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST)


                             FUNDS OF THE VIP TRUST


AZL AIM International Equity Fund
AZL BlackRock Capital Appreciation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund (Class 2)
AZL Davis NY Venture Fund (Class 2)
AZL Dreyfus Equity Growth Fund
AZL Eaton Vance Large Cap Value Fund
AZL Franklin Small Cap Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL International Index Fund
AZL JPMorgan U.S. Equity Fund (Class 2)
AZL MFS Investors Trust Fund
AZL Money Market Fund
AZL OCC Growth Fund
AZL OCC Opportunity Fund
AZL S&P 500 Index Fund (Class 2)
AZL Schroder Emerging Markets Equity Fund (Class 2)
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen International Equity Fund
AZL Van Kampen Mid Cap Growth Fund



FEES:
0.25% per annum of average daily net assets.






                                                              Updated:  10/26/09